CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	August 24, 2015
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND COMPLETES ACQUISITION OF
COMMUNITY BANCORPORATION OF NEW MEXICO, INC.

Dubuque, Iowa, August 24, 2015 - Heartland Financial USA, Inc. (NASDAQ: HTLF) announced today that it has completed its acquisition of Community Bancorporation of New Mexico, Inc., parent company of Community Bank in Santa Fe, New Mexico. At the close of business on August 21, 2015, Community Bancorporation was merged into Heartland, and Community Bank was merged into New Mexico Bank & Trust, Heartland’s New Mexico bank subsidiary.

The merger agreement, which received Community Bancorporation shareholder approval and all regulatory approvals, was completed as an all-cash transaction valued at approximately $11.1 million and represented 149 percent of tangible book value. Heartland expects the transaction to be accretive to its earnings per share in 2015 and 2016, excluding one-time merger-related expenses.

As of June 30, 2015, Community Bank had assets of approximately $175 million, including $109 million of loans outstanding and $146 million of deposits. New Mexico Bank & Trust had assets of approximately $1.1 billion, including loans of $659 million and deposits of $891 million. Following the consolidation of two Community Bank banking centers, the merger expands the number of New Mexico Bank & Trust locations from 14 to 17 and adds the communities of Espanola, Los Alamos and Tierra Amarilla in north central New Mexico to the bank’s service area.

KPMG Corporate Finance LLC served as financial advisor to Community Bancorporation of New Mexico, Inc., and Bracewell & Guiliani LLP served as Community Bancorporation’s legal advisor. Panoramic Capital Advisors Inc. served as financial advisor to Heartland, and Dorsey & Whitney LLP served as Heartland’s legal advisor.

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About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 87 banking locations in 66 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri and mortgage loan production offices in California, Nevada, Idaho, Oregon and Washington. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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